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                                                                    EXHIBIT 99.1

IMPAC MORTGAGE HOLDINGS, INC.
(AMEX: IMH)


                                 NEWS RELEASE
         ____________________FOR IMMEDIATE RELEASE____________________

   IMPAC MORTGAGE HOLDINGS, INC. ANNOUNCES PAYMENT OF 3/RD/ QUARTER DIVIDEND

 _____________________________________________________________________________


Tuesday, December 22, 1998

Santa Ana Heights, CA. - Impac Mortgage Holdings, Inc. (The "Company" or "IMH":
AMEX - IMH), a Maryland corporation being taxed as a Real Estate Investment Trust ("REIT"), Joseph R. Tomkinson, Chairman and CEO of the Company was pleased to announce the payment date for the third quarter dividend will be January 6, 1999 for the previously declared dividend of $0.49 per common share payable to stockholders of record on October 9, 1998. As a result of the delay in the payment of the dividend, the Company will pay interest in the form of an additional cash dividend at a rate of 4% per annum for the period from the previously announced payment date of October 26, 1998 through the January 6, 1999 payment date. The total amount of interest the Company will pay as a result of the dividend payment delay will be $0.0039 per common share outstanding.

The Company is a mortgage loan investment company that invests primarily in non-conforming, high yielding mortgages which, together with its subsidiaries and related companies, operates three businesses. The Company's first business is to act as a long-term investor of primarily non-conforming residential mortgage loans and mortgage-backed securities secured by or representing interests in such loans. The second business is IFC, which purchases primarily non-conforming mortgage loans and to a lessor extent, second mortgages, from a network of third party correspondent loan originators and subsequently securitizes or sells such loans to permanent investors. As the Company's third business, Impac Warehouse Lending Group, a wholly owned subsidiary of the Company, focuses on providing warehouse and reverse-repurchase financing to approved mortgage banks, most of which are correspondents of IFC.

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This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "could", "would", "will", "intend", "expect" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors. The financial information presented in this release pertaining to actual results should not be taken to predict future earnings, as the Company may not experience similar results in future periods.
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For further information, please call:
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Investor Relations
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Thom Singha,      714 438-2100
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Tania Jernigan    714 438-2100
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